UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20429

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Section 240.14a-12

MUNCY COLUMBIA FINANCIAL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

March 7, 2025

Dear Fellow Shareholder:

You are invited to attend the Annual Meeting of Shareholders of Muncy Columbia Financial Corporation on Tuesday, April 22, 2025, at 10:30 a.m. Eastern Time. The meeting will be held in person at the Lightstreet Office of the Company’s Journey Bank subsidiary, 1199 Lightstreet Road, Bloomsburg, Pennsylvania 17815.

We are making the accompanying Notice of Annual Meeting of Shareholders, proxy statement, proxy card, 2024 Annual Highlights and Annual Report on Form 10-K available to our shareholders by the Internet pursuant to rules adopted by the Securities and Exchange Commission. On or about March 13, 2025, we will mail to our shareholders the Notice of Internet Availability of Proxy Materials containing instructions on how to access the Notice of Annual Meeting of Shareholders, proxy statement, proxy card, 2024 Annual Highlights and Annual Report on Form 10-K by the Internet, and how to vote online. As a result, you will not receive a printed copy of the proxy materials unless you request a copy. All shareholders will be able to access the proxy materials on the Internet at the following address: http://www.astproxyportal.com/ast/07477. If you would like to receive a printed set of the proxy materials by mail, free of charge, please follow the instructions printed on the Notice of Internet Availability of Proxy Materials.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting in person you can ensure that your shares are represented at the meeting by promptly voting and submitting your proxy by completing, signing, dating and returning your proxy card by mail or by voting by telephone, or through the Internet.

If you hold your shares beneficially in the name of a broker, bank, trustee or other nominee, you should follow the directions provided by your broker, bank, trustee or other nominee regarding how they are to vote your shares.

If you have any questions regarding the Annual Meeting, please contact Nancy Diehl at (570) 387-7168 or Beth Benson at (570) 940-1908.

Thank you for your continuing support.

Sincerely,

/s/ Lance O. Diehl	/s/ Robert J. Glunk

Lance O. Diehl President and Chief Executive Officer	Robert J. Glunk Chairman

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN, that the Annual Meeting of the Shareholders of Muncy Columbia Financial Corporation (the “Company”) will be held on Tuesday, April 22, 2025, at 10:30 a.m. Eastern Time, at the Lightstreet Office of the Company’s Journey Bank subsidiary, 1199 Lightstreet Road, Bloomsburg, Pennsylvania 17815.

The Annual Meeting will be held to vote upon the following matters:

(1)To elect five (5) Directors of the Company to Class 2 for terms of three (3) years (see the accompanying proxy statement for a list of nominees);

(2)To ratify the appointment of S.R. Snodgrass P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2025; and

To act upon such other business as may properly come before the meeting.

The Board of Directors recommends that you vote “FOR” the election of each of the five nominees for Director listed in the accompanying proxy statement and “FOR” ratification of the appointment of S.R. Snodgrass P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2025.

Only shareholders of record at the close of business on February 21, 2025, will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the meeting. This Notice and the accompanying proxy statement are being first made available to shareholders on or about the date hereof. We encourage you to read the proxy statement carefully.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Beth A. Benson

Beth A. Benson Secretary

Bloomsburg, Pennsylvania
March 7, 2025

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of the Shareholders to be held on April 22, 2025. This Notice, the Proxy Statement, Proxy Card, 2024 Annual Highlights and 2024 Annual Report on Form 10-K are available at: http://www.astproxyportal.com/ast/07477.

232 East Street
Bloomsburg, Pennsylvania 17815
(570) 784-1660

PROXY STATEMENT

2025 Annual Meeting of Shareholders – April 22, 2025

ANNUAL MEETING INFORMATION

This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Muncy Columbia Financial Corporation (the “Company”) for use at the Company’s Annual Meeting of Shareholders to be held on Tuesday, April 22, 2025 at 10:30 a.m. Eastern Time, at the Lightstreet Office of the Company’s Journey Bank subsidiary, 1199 Lightstreet Road, Bloomsburg, Pennsylvania 17815. This proxy statement and the accompanying proxy card are first being made available to shareholders of the Company on or about March 7, 2025.

Matters to be Considered

At the Annual Meeting, shareholders will be asked to consider and vote upon the following proposals:

(1)To elect five (5) Directors of the Company to Class 2 for terms of three (3) years (see Proposal No. 1 – Election of Directors for a list of nominees);

(2)To ratify the appointment of S.R. Snodgrass P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2025.

To act upon such other business as may properly come before the meeting.

The Board of Directors does not know of any other business to be presented at the Annual Meeting, but if any other matters are properly presented at the meeting or any adjournments or postponements of the meeting, the persons named as proxies in the proxy card will vote upon such matters in accordance with the recommendations of the Board of Directors.

Recommendations of the Board of Directors

The Board of Directors recommends that you vote “FOR” the election of the five (5) nominees set forth in Proposal No. 1 – Election of Directors; and “FOR” ratification of the appointment of S.R. Snodgrass P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2025.

Record Date and Quorum

The Board of Directors has fixed the close of business on February 21, 2025 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. As of the record date, there were 3,532,713 shares of the Company’s common stock outstanding.

Holders of a majority of the outstanding shares of the Company’s common stock entitled to vote at the Annual Meeting must be present, in person or by proxy, to constitute a quorum. If you fail to submit a proxy prior to the Annual Meeting or to attend the Annual Meeting in person, your shares of common stock will not be counted towards a quorum. Abstentions will be included in determining the number of shares present at the meeting for the purpose of determining the presence of a quorum, provided that with respect to shares represented by proxy, such shares have been voted on any issue other than a procedural motion. Broker non-votes will not be included in determining the number of shares present at the meeting for purposes of determining the presence of a quorum.

Under the Company’s bylaws, if a quorum is not present at the Annual Meeting, the holders of a majority of the shares of Company common stock entitled to vote who are present at the meeting in person, or by proxy, may adjourn the Annual Meeting.

At the Annual Meeting, each whole share of Company common stock is entitled to one (1) vote on all matters properly submitted to Company shareholders for a vote. Fractional shares, such as those held pursuant to the dividend reinvestment plan, may not be voted.

Broker Non-Votes

A broker non-vote occurs when a bank, broker, trustee or other nominee is not permitted to vote on a non-routine matter without instructions from the beneficial owner of the shares and the beneficial owner fails to provide the bank, broker, trustee or other nominee with such instructions. Broker non-votes only count toward a quorum if at least one proposal is presented with respect to which the bank, broker, trustee or other nominee has discretionary authority. Any broker non-votes will not be counted as present and entitled to vote for purposes of determining a quorum at the Annual Meeting. If your bank, broker, trustee or other nominee holds your shares of Company common stock in “street name,” such entity will vote your shares of Company common stock only if you provide instructions on how to vote by complying with the instructions provided to you by your bank, broker, trustee or other nominee with this proxy statement.

Vote Required; Treatment of Abstentions and Failure to Vote

Election of Directors. Directors will be elected by a plurality of the votes cast at the Annual Meeting by the holders of shares present in person, or by proxy, and entitled to vote in the election of directors. Plurality means that the individuals who receive the largest number of “FOR” votes will be elected as directors up to the maximum number of directors to be chosen at the Annual Meeting. Accordingly, the five (5) nominees for Class 2 Director who receive the highest number of “FOR” votes will be elected as directors. Abstentions and broker non-votes will not affect the outcome of the election of directors. Shareholders may not vote their shares cumulatively in the election of directors. If any nominee would refuse or be unable to serve if elected, the persons named as proxies on the proxy card will vote for such other person as shall be designated by the Board of Directors. The Board of Directors does not have knowledge that any nominee will refuse or be unable to serve if elected.

Other Proposals. A majority of the votes cast by the holders of shares present in person, or by proxy, and entitled to vote on each such matter is necessary to approve each of the other proposals and, unless otherwise required by the Company’s articles of incorporation or bylaws, or by law, any other business that may be properly presented at the Annual Meeting. Abstentions and broker non-votes will not affect the outcome of the vote on any of the other proposals.

Attending the Annual Meeting

In Person. If you were a shareholder of record as of the close of business on the February 21, 2025 record date for the Annual Meeting and you plan to attend the Annual Meeting in person, please bring with you photo identification.

If, as of the close of business on the February 21, 2025 record date for the Annual Meeting, you held your shares of Company common stock beneficially in the name of a bank, broker, trustee or other nominee, and you plan to attend the Annual Meeting in person, please bring with you photo identification and a letter (and a legal proxy reflecting the number of shares of Company common stock you held as of the record date if you wish to vote your shares in person) from your bank, broker, trustee or other nominee, confirming your beneficial ownership as of the record date.

Proxies

Shareholders of Record. If you were a shareholder of record as of the close of business on the February 21, 2025 record date for the Annual Meeting, you may vote by proxy by one of the following methods:

•By telephone, by calling the toll-free number indicated on the accompanying proxy card and following the recorded instructions;

•Through the Internet by visiting the website indicated on the accompanying proxy card and following the instructions; or

•By completing and returning the accompanying proxy card in the enclosed postage-paid envelope. The envelope requires no additional postage if mailed in the United States.

The Company requests that shareholders of record vote by telephone, through the Internet or by completing and signing the accompanying proxy card and returning it to the Company as soon as possible in the enclosed postage-paid envelope.

When the accompanying proxy card is returned properly executed, or when you properly submit your proxy by telephone or through the Internet, the shares of Company common stock represented by your proxy will be voted at the Annual Meeting in accordance with your instructions. If you submit a proxy but do not specify how you want your shares voted, your shares will be voted “FOR” the election of the five (5) nominees listed in this proxy statement as Class 2 Directors and “FOR” the ratification of the appointment of S.R. Snodgrass P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2025.

Every vote is important. You should sign, date and return the accompanying proxy card, or submit your proxy by telephone or through the Internet. Submitting a proxy will not prevent you from later voting your shares in person at the Annual Meeting or through the meeting website because you may revoke your proxy at any time before it is voted.

Shares Held Through a Bank, Broker, Trustee or Other Nominee. If your shares are held beneficially in the name of a bank, broker, trustee or other nominee, you must instruct the bank, broker, trustee or other nominee on how to vote your shares. Follow the instructions on the voting instruction form provided to you by your bank, broker, trustee or other nominee. Your bank, broker, trustee or other nominee will not vote your shares unless you provide specific instructions on how to vote your shares.

Revocation of Proxies

If you are a shareholder of record, you can change your vote at any time before your proxy is voted at the Annual Meeting by:

•Submitting a written statement that you would like to revoke your proxy to the Secretary of the Company;

•Signing and returning a proxy card with a later date prior to the Annual Meeting;

•Attending the Annual Meeting in person and voting at the Annual Meeting by ballot or through the meeting website; or

•Voting by telephone or on the Internet at a later time prior to the Annual Meeting.

If your shares are held beneficially in the name of your bank, trustee or other nominee, you should follow your bank’s, broker’s, trustee’s or other nominee’s instructions regarding revocation of proxies.

Attendance at the meeting, will not, in and of itself, constitute revocation of a proxy. A revocation or later-dated proxy received by the Company after the meeting will not affect the vote. Written notices of revocation and other communications regarding the revocation of your proxy should be addressed to: Muncy Columbia Financial Corporation, 232 East Street, Bloomsburg, Pennsylvania 17815, Attention: Secretary. If the Annual Meeting is postponed or adjourned, it will not affect the ability of Company shareholders to exercise their voting rights or to revoke any previously granted proxy using the methods described above.

Delivery of Proxy Materials

As permitted by applicable law, only one (1) copy of this proxy statement is being delivered to Company shareholders residing at the same address, unless such shareholders have notified the Company of their desire to receive multiple copies of the proxy statement.

The Company will deliver, upon oral or written request, a separate copy of this proxy statement to any shareholder residing at an address to which only one copy was delivered. Requests for additional copies should be directed to: 888-Proxy-NA (888-776-9462) or 201-299-6201 (for international callers) by telephone; help@equiniti.com by email; and, https://us.astfinancial.com/OnlineProxyVoting/ProxyVoting/RequestMaterials by website. Please make your request for a paper copy of the proxy materials on or before April 8, 2025 to facilitate timely delivery. There is no charge for you requesting a paper copy.

Deadline to Submit Shareholder Proposals for Next Year’s Annual Meeting

Any shareholder who wishes to submit a proposal (including shareholder nominations for director) for inclusion in next year’s Company proxy statement and proxy card, must deliver the proposal in writing to the Secretary of Muncy Columbia Financial Corporation, 232 East Street, Bloomsburg, Pennsylvania 17815, not later than November 13, 2025. In addition, if any shareholder proposal (other than shareholder nominations for director) intended to be presented at the 2026 annual meeting without inclusion in our proxy statement is received after December 28, 2025, the persons named as proxies in the Company’s proxy card will be allowed to use their discretionary authority to vote against the shareholder proposal when and if the proposal is presented at the annual meeting.

The Company’s bylaws provide that a shareholder who intends to submit a proposal (other than shareholder nominations for director) at the 2026 annual meeting of shareholders must submit the proposal to the Secretary of the Company not later than December 28, 2025. The shareholder’s notice must set forth as to each matter to be presented: (i) a brief description of the proposal, the reasons for presenting the proposal at the annual meeting and why the proposal is a proper subject for action by the shareholders under applicable law, (ii) the name and address, as they appear on the Company’s books, of the shareholder making the proposal and, to the extent known, any other shareholders known by such shareholder to be supporting the proposal, (iii) the number of shares of Company common stock that are beneficially owned by the shareholder on the date of notice and, to the extent known, by any other shareholders known by such shareholder to support the proposal, and (iv) any financial interest of the shareholder in the proposal (other than interests which all shareholders would have). To be properly brought before the annual meeting, a proposal must be of a proper subject for action by shareholders under applicable law and must not, if implemented, cause the Company to violate any state, federal or foreign law or regulation, as determined by the Board of Directors. The Board of Directors may reject any shareholder proposal not timely made. If the Board of Directors determines that the information provided in the shareholder’s notice does not satisfy the foregoing informational requirements in any material respect, the Secretary will promptly notify the shareholder of the deficiency in the notice. The shareholder will have an opportunity to cure the deficiency by providing additional information to the Secretary within five (5) days from the date such deficiency notice is given to the shareholder. If the deficiency is not cured within such period, or if the Board of Directors determines that the additional information provided by the shareholder, together with the information previously provided, does not satisfy the requirements of the bylaws in any material respect, then the Board of Directors may reject the shareholder’s proposal and the Secretary shall notify the shareholder in writing whether the shareholder’s proposal has been made in accordance with the time and informational requirements of the bylaws.

See Corporate Governance – Director Nomination Process below for a discussion of how shareholders may nominate candidates for election as directors.

Internet Availability of Proxy Materials

Important Notice Regarding Availability of Proxy Materials for the Shareholders Meeting to be held on April 22, 2025. The Notice of Annual Meeting of Shareholders, this proxy statement, the accompanying proxy card, 2024 Annual Highlights and our 2024 Annual Report on Form 10-K are available at http://www.astproxyportal.com/ast/07477.

PROPOSAL NO. 1

ELECTION OF FIVE (5) DIRECTORS TO CLASS 2

The bylaws of the Company provide that the board of directors shall consist of not less than five nor more than twenty-five directors, and shall be classified into three classes – Class 1, Class 2 and Class 3 -- with the number of directors in each class being as nearly equal as possible. Each class of directors is to be elected in separate successive elections for terms of three years so that the term of office of one class of directors will expire in each year. Each director is to serve and hold office until his or her successor is elected or until his or her earlier resignation or removal.

The bylaws of the Company further provide that no person shall be elected or appointed as a director who has attained 75 years of age on or prior to the date of his or her election or appointment, and that the term of a Director who has attained the age of 75 years will terminate automatically at the close of business on the day prior to the date of the next annual meeting of shareholders, whether or not his or her term otherwise would expire at such annual meeting.

In addition, the Company agreed, pursuant to the terms and conditions of the Agreement and Plan of Merger dated April 17, 2023, as amended, between the Company and Muncy Bank Financial, Inc. (“MBF”), to renominate for one additional term each director who was formerly a director of MBF prior to the merger of MBF into the Company when the initial term of the class to which he or she has been appointed expires, and that if any vacancies occur among any of the director positions held by former MBF directors during the initial term or the first additional term of service, the vacancy is to be filled by a person nominated by the remaining former MBF directors.

The Company currently has fourteen directors divided into three classes: five directors are in Class 1; five directors are in Class 2; and four directors are in Class 3.

At the Annual Meeting, the shareholders will elect five (5) Class 2 directors. The board of directors has nominated the following persons for election as Class 2 directors. Each of the nominees, except Mr. Rabb, is an incumbent Class 2 director of the Company and also is an incumbent director of the Company’s subsidiary, Journey Bank:

Robert P. Hager, CPA
Brian D. Klingerman
W. Bruce McMichael, Jr.
Bonnie M. Tompkins
Robert M. Rabb

All nominees have consented to serve as directors. The board of directors has no reason to believe that any of the five nominees would be unable to serve as a director. If, however, any nominee is unable to stand for election, the board of directors, in its sole discretion, may designate a substitute. If a substitute nominee is named, the persons named as proxies in the proxy card will vote for the election of the substitute. Directors are elected by a plurality of votes cast. The five candidates receiving the highest number of votes will be elected.

The board of directors recommends a vote “FOR” the election of all five nominees as directors to Class 2.

Information as to Nominees and Directors

The following information includes the age as of March 7, 2025 of each nominee and current director. All of the directors of the Company are also directors of Journey Bank. For former directors of Columbia Financial Corporation or MBF, the reported years of service includes service as a director of Columbia Financial Corporation prior its merger with the Company in 2008, or service as a director of MBF prior to its merger with the Company in 2023, as applicable.

Class 1 Directors Whose Terms Expire in 2026

ROBERT J. GLUNK, 60

Director since 2015. Chairman of the Company and Journey Bank since March 2025. Executive Chairman of the Company and Journey Bank from February 2024 to February 2025. Senior Executive Vice President and Chief Operating Officer of the Company and President and Chief Executive Officer of Journey Bank from November 2023 to February 2024. Previously, Chairman of the Board, President and Chief Executive Officer of MBF and The Muncy Bank and Trust Company (“Muncy Bank”) from December 2015 to November 2023. Prior to joining MBF, Mr. Glunk served as President of Luzerne Bank from 2012 to 2015. Mr. Glunk received a Bachelor of Arts degree from Lycoming College and is a graduate of the American Bankers Association Stonier Graduate School of Banking. Mr. Glunk is actively involved in numerous community and civic organizations. The board of directors values Mr. Glunk’s 39 years of experience in the banking industry.

WILLARD H. KILE, JR., D.M.D., 69

Director since 2000. Owner of Kile & Kile Real Estate, a real estate investment and development firm. Retired partner of Kile & Robinson LLC, and retired doctor of medicine with Robinson & Jung LLC, each a dental practice. Dr. Kile is a first cousin to Lance O. Diehl, President and Chief Executive Officer of the Company and Journey Bank. The board of directors values Dr. Kile’s more than 35 years of experience with real estate investment and development within Journey Bank’s market area.

STEVEN H. SHANNON, 62

Director since 2000. Owner/President, Steve Shannon Tire Company, Inc. The board of directors values Mr. Shannon’s more than 40 years of experience and perspective as an entrepreneur and business owner.

STEPHEN M. TASSELLI, 70

Director since 2021. Retired senior lender for Jersey Shore State Bank. Active in his community, he serves as a Bald Eagle Township Supervisor, and was previously on the board of Lock Haven University Foundation, serving as President, and a member of the Foundation’s Executive Council and Finance Committee. The board of directors values Mr. Tasselli’s more than 30 years of banking experience.

EDWIN A. WENNER, 71

Director since 2014. Chairman of the Board of Directors of the Company and First Columbia Bank & Trust Co. from 2017 to November 2023. Retired Executive Vice President and Chief Operating Officer of First Columbia Bank & Trust Co (“First Columbia”). Mr. Wenner was first employed by Columbia County Farmers National Bank in 1974, serving as teller, technology director, internal auditor, loan officer, community office manager, credit administrator, Vice President and Senior Vice President. The board of directors values the depth and breadth of Mr. Wenner’s more than 40 years of experience in the banking industry.

Class 2 Directors Whose Terms Expire in 2025 and Nominees for Terms to Expire in 2028

ROBERT P. HAGER, CPA, 66

Director since 2019. Chief Financial Officer of Miele Group, located in Muncy, Pennsylvania. Mr. Hager is a CPA licensed in Pennsylvania and has many years of experience in public accounting, including as managing partner at Lindsay & Hager, P.C., and as an IRS Field Agent for the U.S. Treasury Department. He is also actively involved in the community. The board of directors values Mr. Hager’s strong accounting and financial knowledge.

BRIAN D. KLINGERMAN, 51

Director since 2014. Chief Executive Officer of JDK Management Co., LP; President of Columbia Ancillary Services, Inc.; and a member of the Central Columbia Education Foundation. Previously a member of the Central Columbia School Board. The board of directors values Mr. Klingerman’s more than 25 years of experience as a community business leader in Columbia County and central Pennsylvania.

J. HOWARD LANGDON, 75

Director since 2002. Former owner of a law practice in Muncy, Pennsylvania and a member of the Lycoming County Bar Association. Mr. Langdon has been practicing law since 1975. He is the former solicitor for Hughesville Borough and East Lycoming School District. He was also the solicitor for three townships and three zoning hearing boards. The board of directors values Mr. Langdon’s legal advice and valuable insight. Effective April 21, 2025, Mr. Langdon will retire from the Board, as he has reached the mandatory retirement age of 75. The board of directors has appointed Mr. Langdon to the Journey Bank Advisory Board to serve a two year term beginning April 22, 2025.

W. BRUCE MCMICHAEL, JR., 65

Director since 2006. Licensed Funeral Director since 1984. President, McMichael Funeral Home, Inc., Benton, Pennsylvania. Owner/operator Kelchner-McMichael Funeral Home, Inc., in Berwick, Pennsylvania from 1985 to 2003. The board of directors values Mr. McMichael’s experience and perspective as an entrepreneur and business owner.

BONNIE M. TOMPKINS, 71

Director since 1993. Independent Lead Director of the Company and the Bank since November, 2023. Retired broker/owner of local real estate company. In addition, Ms. Tompkins was a Certified Real Estate Appraiser and a real estate instructor. She has also been involved in restaurant ownership and operations as well as healthcare management. The board of directors values Ms. Tompkins’ extensive real estate background and knowledge.

ROBERT M. RABB, 74, NOMINEE

Director of MBF from 1989 through 2023. Director of the Company and Journey Bank from November 11, 2023 through February 13, 2024, when he resigned pursuant to the terms of the Shareholder Voting Agreement entered into in connection with the merger of Muncy Bank Financial, Inc. with and into CCFNB Bancorp, Inc. Owner of various businesses including restaurants, real estate, and land management properties. Active in the local community, he has served on the Muncy Public Library Board for over 20 years. The Board of Directors values Mr. Rabb’s strong business background and community involvement. Mr. Rabb is being nominated to fill the vacancy created by the retirement of Mr. Langdon. Mr. Rabb will reach the mandatory retirement age of 75 and be required to retire from the board of directors on the day prior to the 2026 annual meeting of shareholders. It is anticipated that Mr. Rabb will be appointed to a one year term on the Journey Bank Advisory Board at that time.

Class 3 Directors Whose Terms Expire in 2027

TODD M. ARTHUR, 60

Director since 2007. Owner of Long Ridge Realty Appraisal Services, providing real estate appraisal services for the past 32 years to a six-county area within north central Pennsylvania. Mr. Arthur has worked within the real estate profession for 40 years as a realtor, broker/owner and landlord. In addition to his community involvement, the board of directors values Mr. Arthur’s four decades of experience in the real estate industry within the Journey Bank market area.

LANCE O. DIEHL, 58

Director since 2003. President and Chief Executive Officer of the Company and Journey Bank since February 2024. Chairman, President and Chief Executive Officer of the Company and Executive Chairman of Journey Bank from November 2023 to February 2024. President and Chief Executive Officer of CCFNB from 2003 to November 2023, of First Columbia from 2008 to November 2023, and of Columbia County Farmers National Bank from 2003 to 2008. Mr. Diehl received a Bachelor of Science degree in Accounting from Bloomsburg University, a Master of Business Administration degree from Lehigh University and is a graduate of the American Bankers Association Stonier Graduate School of Banking. Mr. Diehl is a first cousin to Willard H. Kile, Jr., a director. The Pennsylvania Banking Code requires that a bank president be a member of the board of directors. The board of directors believes that it is important that the bank president, who also is the bank chief executive officer, be a member of the board of directors so that the interactions of that officer and the board of directors may occur on a peer to peer basis. The board of directors values Mr. Diehl’s more than 30 years experience in the banking industry and his 22 years of leadership experience as the Chief Executive Officer of the bank, as well as his service as a director of the Millville Mutual Insurance Companies.

ROBERT W. DILLON, 62

Director since 1996. President/CEO of Dillon Floral Corporation. Managing Partner of Dillon Investments Partnership and Managing Member of Dillon Center, LLC, both real estate holding companies. President of International Floral Distributors Corp., a wholesale florist cooperative, and Chairman of the Board of Millville Mutual Insurance Companies. The board of directors values Mr. Dillon’s experience as an entrepreneur and business owner, as a real estate investor and senior level executive, and his leadership experience as a director of Millville Mutual Insurance Companies.

BRENDA R. H. WILLIAMS, 52

Director since 2021. Attorney at Law with the law firm Gordner, Hess & Reimiller, effective January 1, 2023, formerly Dickson, Gordner & Hess. The board of directors’ values Ms. Williams’ more than 20 years experience as an attorney and her numerous leadership roles in various local civic organizations.

Executive Officers of the Company and Significant Employees of Journey Bank

The following list sets forth the names of the executive officers of the Company and significant employees of Journey Bank (in each case, other than Messrs. Diehl and Glunk), and their ages, positions held, recent business experience and the periods served in such capacities.

JEFFREY T. ARNOLD, CPA, CIA, 58

Executive Vice President and Treasurer of the Company and Senior Executive Vice President of Finance and Risk Management of Journey Bank since November 2023; and Treasurer and Executive Vice President and Chief Financial Officer of CCFNB and First Columbia from 2014 to November 2023. Prior to joining CCFNB, Mr. Arnold was Assistant Vice President Finance with another central Pennsylvania community banking organization and an auditor with a regional certified public accounting firm focusing on integrated audits of financial institutions. Mr. Arnold is a CPA licensed in Pennsylvania and is a Certified Internal Auditor. He received his Bachelor of Arts degree in Financial Accounting and a minor in Economics from Lycoming College. He is a member of the American Institute of Certified Public Accountants (AICPA) and the Pennsylvania Institute of Certified Public Accountants (PICPA).

JOSEPH K. O’NEILL, JR., CPA, 42

Executive Vice President and Chief Financial Officer of the Company and Journey Bank since November 2023; and Treasurer of MBF and Senior Vice President and Chief Financial Officer of Muncy Bank from May 2020 to November 2023. Prior to joining MBF, Mr. O’Neill was employed as a Senior Manager at a nationally recognized public accounting firm, focusing on integrated audits of financial institutions. Mr. O’Neill is a CPA licensed in Pennsylvania. He received a Bachelor of Arts degree in Accounting from Lycoming College. He is a member of the AICPA and the PICPA.

TAMMY L. GUNSALLUS, 61

Senior Executive Vice President of Retail, Operations and Mortgages of Journey Bank since November 2023 and Chief Retail Officer of Muncy Bank and Trust Company from December 2016 to November 2023.  Prior to joining Muncy Bank and Trust Company, Mrs. Gunsallus was employed at another central Pennsylvania community bank from September 1982 to December 2016 with her final position being Chief Retail Officer.  Mrs. Gunsallus is a graduate of the Pennsylvania Banker’s Association’s (“PBA”) School of Banking, the PBA Advanced School of Banking and the PBA Commercial Lending School.

Corporate Governance

In connection with the merger of MBF with and into the Company in November 2023, the board of directors has been able to reconsider the leadership structures of the Board of Directors and the senior executive management and leadership team. One of the positive results of the merger was the addition of Robert J. Glunk, MBF’s Chairman, President and Chief Executive Officer, to the Company’s senior executive management and leadership team. Upon the November 11, 2023 effective date of the merger, Mr. Glunk assumed roles as President and Chief Executive Officer of Journey Bank and Senior Executive Vice President and Chief Operating Officer of the Company. With Mr. Glunk being available to focus on the day to day management of Journey Bank and the day to day operations of the Company, the board of directors was able to refocus Lance O. Diehl’s attentions to strategic management and organizational leadership as Chairman, President and Chief Executive Officer of the Company and Executive Chairman of the Bank.

Over the course of the next three months, as they worked together to integrate the two companies following the completion of the merger, Messrs. Diehl and Glunk had the opportunity to reconsider their respective roles, skill sets and personal preferences and mutually concluded that the Company, Journey Bank and each of them would be better served if they would reverse their roles with Mr. Diehl serving as President and Chief Executive Officer of the Company and Journey Bank and Mr. Glunk serving as Executive Chairman of the Company and Journey Bank. The boards of directors of the Company and Journey Bank approved these new role assignments on February 13, 2024.

In January, 2025, Mr. Glunk informed the Executive Committee of the board of directors of Journey Bank of his desire to retire from day to day service as a member of senior executive management, but to continue service as a director and as Chairman. The boards of directors of the Company and Journey Bank approved this new role on February 11, 2025, which became effective on February 28, 2025.

Subject to the direction of the boards of directors, as President and Chief Executive Officer, Mr. Diehl has general supervision of the policies, business and operations of the Company and Journey Bank. As Chairman, Mr. Glunk presides at all meetings of the shareholders and directors, supervises the carrying out of the policies adopted or approved by the board of directors, and has such other powers and duties as may from time to time be conferred or assigned to him by the board of directors.

Independent Lead Director

As a member and former member of the senior executive management team, Mr. Diehl and Mr. Glunk are not independent under the rules of the NASDAQ Stock Market. In order to provide for independent leadership of the board of directors, the independent non-management members of the board of directors have appointed Bonnie M. Tompkins as Independent Lead Director. As Independent Lead Director, Ms. Tompkins serves as the primary liaison between the Chairman and the President and Chief Executive Officer and the

independent members of the Board of Directors; presides at meetings of the independent directors; confers with the Chairman and the President and Chief Executive Officer following meetings of the independent directors to convey the substance of the discussions held during such meetings; is available for confidential discussions with any director who may have concerns that he or she believes have not been properly considered by the board of directors as a whole; following consultation with the Chairman and the President and Chief Executive Officer approves the board of directors’ meeting agendas in order to promote the effectiveness of the Board’s operation and decision making and to ensure sufficient time for discussion of all agenda items; is available for consultation and direct communication with major shareholders; and discharges such other responsibilities as the independent directors may assign from time to time.

The Independent Lead Director is chair of the Executive Committee of the Journey Bank board of directors.

Except for Messrs. Diehl and Glunk, the board of directors has determined that all of the other members of the board of directors – 12 out of 14 or 86% - are independent under the rules of the NASDAQ Stock Market.

The board of directors believes the best interests of the Company are served at this time by the current structure involving a Chairman, a President and Chief Executive Officer, and an Independent Lead Director. This structure provides an appropriate balance between the Chairman and the President and Chief Executive Officer on the one hand and the independent members of the board of directors on the other, facilitating independent oversight over senior management and promoting communication between senior management and the independent members of the board of directors.

Management Oversight

The board of directors administers its management oversight function by requiring regular and periodic reporting by management and through the board’s committee structure. In addition to the Audit Committee of the Company’s board of directors, the board of directors of Journey Bank has the following active standing committees: Executive Committee, Asset Liability Management Committee (ALCO); Loan Committee, Risk Committee and Trust Committee. Each of these committees has oversight responsibility for specific risks relating to the business activities of Journey Bank. Each committee reports regularly to the full Journey Bank board of directors.

Enterprise Risk Management

The Risk Committee of the Journey Bank board of directors is responsible for overseeing Journey Bank’s risk management program and to assure that risk is managed appropriately in the context of Journey Bank’s strategic objectives. The Risk Committee is to consist of three or more independent directors and is to meet at least quarterly. The members of the Risk Committee are: Todd M. Arthur, Chair; Brian D. Klingerman; J. Howard Langdon; W. Bruce McMichael, Jr.; Steven H. Shannon and Bonnie M. Tompkins. The Risk Committee held four (4) meetings in 2024.

At the management level, Journey Bank’s risk management program is conducted under the auspices of a risk management team that is led by the bank’s Senior Executive Vice President of Finance and Risk Management and includes the Company’s Chief Financial Officer, the Senior Executive Vice President of Retail, Operations and Mortgages, the Executive Vice President and Chief Operations Officer and the Senior Vice Presidents of Risk and Compliance and Bank Secrecy Act & Fraud. The risk management team meets at least monthly to assess the effectiveness of the bank’s processes and procedures affecting all integral operations. Minutes are kept and reported to the board of directors. Among the significant areas managed are exposure limits relating to online and mobile banking, remote deposit capture, wire transfers, debit cards and telephone banking, information security, consumer privacy, cybersecurity, ransomware risk assessments, oversight of the bank’s business continuity program, which includes incident response, pandemic response, business impact analysis, department disaster recovery plans, bank-wide disaster recovery plans and disaster recovery testing, oversight of the bank’s vendor management program, including review of due diligence results for all high risk vendors, oversight of VPN user access reviews and patch management log reviews, and the bank’s customer awareness program.

Journey Bank’s board of directors has a Loan Committee that is responsible for overseeing the bank’s exposure to credit risk. The Loan Committee’s primary responsibility is to review and approve credit exposures over senior management approval limits. The Loan Committee also reviews various past due and nonperforming loan reports and has oversight over the external loan review process. The Loan Committee meets monthly or more often as necessary. The members of the Loan Committee are: Willard H. Kile, Jr., Chair; Todd M. Arthur; Robert W. Dillon; Robert P. Hager; Brian D. Klingerman; J. Howard Langdon; Stephen M. Tasselli; Edwin A. Wenner; and Brenda R. H. Williams. The Loan Committee held twelve (12) meetings in 2024.

At the management level, Journey Bank manages credit risk through its credit risk management program led by its Chief Credit Officer. The Chief Credit Officer ensures compliance with the bank’s comprehensive Lending Policy, which is approved, at least annually, by the board of directors. Amongst other items, the bank’s Lending Policy outlines the bank’s lending philosophy and objectives, lending limits, the loan approval process, credit risk ratings, loan underwriting guidelines, credit policy waivers and exceptions, overdrafts and collateral appraisals. Journey Bank also has a management loan committee which meets bi-weekly to review and approve credit exposures within its specified approval limits. The members of the management loan committee include the bank’s

Chairman, President and Chief Executive Officer, Senior Executive Vice President of Finance and Risk Management, Senior Executive Vice President of Retail, Operations and Mortgages, Chief Credit Officer, Chief Lending Officer, Chief Commercial Officer, Retail Banking Manager, as well as select additional commercial lending and credit department staff members.

Journey Bank’s ALCO committee is responsible for managing the bank’s exposure to risks resulting from a mismatch of assets and liabilities arising as a result of changing market conditions. The ALCO Committee is responsible for recommending to the board of directors prudent asset/liability management policies and procedures that enable the bank to achieve its goals while operating in full compliance with applicable state and federal laws, rules and regulations. The ALCO Committee meets quarterly and reviews various information and reports, including but not limited to, local and national economic information, interest rate forecasts and spreads, net interest margin and liquidity reports, capital levels and cash flow forecasting. The current members of the ALCO Committee are: Robert P. Hager, Chair; J. Howard Langdon; W. Bruce McMichael, Jr.; Steven H. Shannon; Stephen M. Tasselli and Brenda R. H. Williams. The ALCO Committee held four (4) meetings in 2024.

At the management level, Journey Bank manages asset/liability risk through a comprehensive Asset/Liability Management Policy, which is approved, at least annually, by the board of directors. This policy outlines various risk limits for net interest income and the economic value of equity under various rate change scenarios as well as various ratios related to the effectiveness of interest rate risk management.

Code of Conduct and Ethics

The board of directors has adopted a Code of Conduct and Ethics governing the senior executive officers of the Company and Journey Bank. The Code of Conduct and Ethics also applies to employees, agents and representatives, and establishes guidelines for professional conduct in the workplace, including fair dealing with others, the handling of conflicts of interest, compliance with applicable laws, rules and regulations, including federal and state securities laws, honesty in the preparation of the Company’s financial statements and public reports, reporting of violations of and accountability for adherence to the Code of Conduct and Ethics. Pursuant to the Sarbanes-Oxley Act of 2002, the Code of Conduct and Ethics contains a whistleblower provision for a person to report an actual or apparent violation of the Code of Conduct and Ethics, as well with respect to accounting and auditing matters, to the Audit Committee without fear of dismissal or retaliation of any kind. All reports or complaints under this whistleblower provision are kept in confidence. The Code of Conduct and Ethics is available on the Company’s website at https://ir.journeybank.com/governance/governance-documents/default.aspx.

Insider Trading Policy

The board of directors has adopted an Insider Trading Policy that prohibits the directors, officers, employees, agents, independent advisors, consultants of the Company and its subsidiaries, and their related persons from purchasing or selling any of the Company’s securities or the securities of any other company while in possession of material nonpublic information about the Company or any other company, as applicable. The policy also prohibits such persons from communicating such nonpublic information to any other person, except to persons who need to know such information for purposes of Company business. The policy contains anti-hedging provisions that prohibit directors and officers of the Company and its subsidiaries from purchasing financial instruments or engaging in transactions that are designed to hedge or offset any decrease in the market value of equity securities of the Company, including, without limitation, puts, calls, prepaid variable forward contracts, equity swaps, collars, exchange funds and other derivative securities or transactions with economic consequences comparable to the foregoing.

Director Nomination Process

The Company does not have a formal nominating committee. The board of directors has determined that it is appropriate for the Company not to have a formal nominating committee in view of the Company’s relative size and the relative size of the board of directors, the recent combination of the boards of directors of the Company and MBF in November 2023 in connection with the merger of MBF with the Company, and the desire of all of the members of the board of directors to take an active role in the director selection process. Because there is no formal nominating committee, the Company currently does not have a formal written charter relating to the nomination process.

Director candidates are most often recommended to the board of directors for consideration by members of senior executive management, especially Messrs. Diehl and Glunk. Director candidates also may be recommended for consideration by members of the board of directors, shareholders and other Company stakeholders.

When considering a director candidate, the board of directors will consider the backgrounds and experience of the current directors; the background and experience of the candidate; any specific knowledge-based need of the Company, such as the need for a director with knowledge of the commercial real estate industry; diversified geographies in which current directors and the candidate live; the desired number of board seats and the number of vacant seats, if any; whether a candidate has the time and interest to fully participate in the responsibilities of the board and its committees; and the number of shares of the Company’s common stock held by the candidate. The board tries to reach a unanimous consensus regarding a candidate before nominating a candidate for election or appointment to fill a vacancy.

In addition to making recommendations to senior executive management or the board of directors, a shareholder may nominate a person for director in accordance with the Company’s bylaws. Any shareholder who intends to nominate or cause to have nominated any candidate (other than a candidate proposed by the Company’s then existing board of directors) for election to the board of directors at an annual meeting of shareholders shall so notify the Secretary of the Company in writing no later than the January 15 next preceding the date of such annual meeting. The notification shall contain the following information to the extent known by the notifying shareholder: (i) the name and address of each proposed nominee, (ii) the age of each proposed nominee, (iii) principal occupation of each proposed nominee, (iv) the number of shares of the Company owned of record, and the number of shares of the Company beneficially owned by each proposed nominee, (v) the total number of shares that to the knowledge of the notifying shareholder will be voted for each proposed nominee, (vi) the name and residence address of the notifying shareholder, (vii) the number of shares owned by the notifying shareholder, (viii) the amount of monies borrower by the proposed nominee from any source or entity to finance the purchase of any shares of the Company, (viii) any conviction of the proposed nominee of any felony crime, any assessment of a civil money penalty by a federal or state regulatory agency against the proposed nominee, or the issuance of any cease-and-desist order by a federal or state regulatory agency against the proposed nominee and a complete explanation thereof, and (ix) a description of any adjudication of bankruptcy of the proposed nominee or any general assignment made by the proposed nominee for the benefit of creditors; and a description of any entity of which the proposed nominee is or has been an officer, director, partner or principal which is being or, within the last two years, was reorganized in bankruptcy, adjudged a bankrupt or made a general assignment for the benefit of creditors. The board of directors may reject any shareholder nomination not timely made. If the board of directors determines that the information provided in a shareholder’s notice does not satisfy the informational requirements of the bylaws in any material respect, the Secretary shall promptly notify the shareholder of the deficiency in the notice. The shareholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within five (5) days from the date such deficiency notice is given to the shareholder. If the deficiency is not cured within such period and if the board of directors determines that the additional information provided by the shareholder, together with the information previously provided, does not satisfy the requirements of the bylaws in any material respect, then the board of directors may reject the shareholder’s nomination and the Secretary shall notify the shareholder in writing whether such shareholder’s nomination has been made in accordance with the time and informational requirements of the bylaws.

Communicating with the Board

Shareholders and other interested parties who wish to communicate with the board of directors, any director (including the Independent Lead Director), the non-management or independent directors as a group, or any Board committee, may send an email to investorrelations@journeybank.com or a letter to the following address:

Board of Directors
c/o Corporate Secretary
Muncy Columbia Financial Corporation
232 East Street
Bloomsburg, Pennsylvania 17815

The Secretary will forward email communications to the appropriate directors named. The Secretary will not open a written communication sent to the physical mailing address if it is addressed to the board of directors, any director (including the Independent Lead Director) or group of directors, the non-management or independent directors as a group or any board committee. The Secretary will forward the communication to the named director or the Independent Lead Director, who will determine how to respond.

The Secretary may elect not to forward communications she believes are a commercial, charitable or other solicitation; a complaint about Journey Bank products or services that would be customarily handled in the ordinary course of business; or abusive, improper or otherwise irrelevant to the board’s duties and responsibilities.

Board Meetings in 2024

The board of directors of the Company and the board of directors of Journey Bank each held 13 meetings in 2024. Each director attended at least 75% of the aggregate number of meetings of the board of directors of the Company and Journey Bank and all committees on which the directors served. The board of directors has adopted a policy that encourages all directors to attend the annual meeting of shareholders. All of our directors then serving attended our 2024 annual meeting of shareholders.

Director Independence

While the Company’s shares of common stock are not listed for trading on any national securities exchange, the board of directors evaluates director independence in accordance with the definition of “independent” in the Nasdaq Stock Market rules. In making independence determinations, the board of directors considers all of the information provided by each director in response to detailed inquiries concerning his or her independence and any direct or indirect business, family, employment, transactional or other relationship or affiliation of such director with the Company and Journey Bank. Based on the information provided by each director, the board of directors believes that all of the directors, other than Messrs. Diehl and Glunk, are independent directors for the purposes of the Nasdaq Stock Market rules. Messrs. Diehl and Glunk, as an executive officer and former executive officer of the Company and Journey Bank, are not considered to be independent under the Nasdaq Stock Market rules.

Transactions with Directors and Executive Officers

Journey Bank provides financial services to most of the Company’s directors, some of their immediate family members and certain of their respective affiliated entities. Journey Bank offers these services in the ordinary course of business and provides the services on substantially the same terms and conditions, including price, as it provides such services to other similarly situated customers. Journey Bank also extends credit to some of the Company’s directors, some of their immediate family members and certain of their respective affiliated entities. Federal banking law (“Regulation O”) governs these extensions of credit. All loans to the Company’s and Journey Bank’s directors and executive officers and their related interests outstanding during 2024 complied with Regulation O. No such loan is “non-accrual,” “past due” or a “troubled debt restructuring,” and each such loan was made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other customers, and did not involve more than the normal risk of collectability or present other unfavorable features.

Any business dealing, including extensions of credit, between the Company or Journey Bank and a director of the Company and Journey Bank, or with any entity controlled by a director, other than a deposit, trust service or other product or service provided by Journey Bank in the ordinary course of business upon the same terms and conditions, including price, as apply to other customers, are required to be reviewed and approved by a majority of the disinterested directors. In considering a proposed transaction with a director or entity controlled by a director, the disinterested directors seek to determine if the transaction would be in the best interest of the Company or Journey Bank, as applicable, and upon terms and conditions, including price, as apply to other customers.

Director Compensation

In 2024, the Directors received a $1,550 monthly retainer fee; a $700 per month board fee; a $350 per committee meeting fee; a $450 special meeting fee; and a $600 per meeting committee Chair fee in lieu of the standard committee meeting fee, except that the Audit Committee Chair received a $12,000 annual fee paid in twelve monthly installments of $1,000 each. The Lead Independent Director received, in 2024, a $6,600 annual fee paid in twelve monthly installments of $550 each. In 2025, the Directors will receive a $1,612 monthly retainer fee; a $728 per month board fee; a $364 per committee meeting fee; a $468 special meeting fee; and a $624 per meeting committee Chair fee in lieu of the standard committee meeting fee, except that the Audit Committee Chair will receive a $12,480 annual fee paid in monthly installments of $1,040 each. The board of directors also approved a $75,000 annual Chairman’s fee in connection with Mr. Glunk’s retirement as a member of senior executive management.

The following table sets forth information regarding compensation paid to, or earned by, the non-employee directors of the Company during the fiscal year ended December 31, 2024, for service as a member of the Company’s and Journey Bank’s boards of directors. Former directors who became members of the advisory committee received compensation for service as directors of the Company and Journey Bank from January 1, 2024 through February 13, 2024.

	Director’s Fees	All Other Compensation**	Total
Todd M. Arthur	$37,250	—	$37,250
Robert M. Brewington, Jr.*	$4,500	$569	$5,069
Russell Cotner*	$4,500	—	$4,500
Robert W. Dillon	$35,450	—	$35,450
Robert P. Hager	$37,600	—	$37,600
Joanne I. Keenan*	$4,500	$140	$4,640
Willard H. Kile, Jr.	$39,150	$7,767	$46,917
Brian D. Klingerman	$36,150	$93	$36,246
J. Howard Langdon	$36,600	—	$36,600
W. Bruce McMichael, Jr.	$35,100	$617	$35,717
Andrew B. Pruden*	$4,500	—	$4,500
Robert M. Rabb*	$4,500	—	$4,500

	Director’s Fees	All Other Compensation**	Total
Steven H. Shannon	$35,100	—	$35,100
Stephen M. Tasselli	$36,600	—	$36,600
Bonnie M. Tompkins	$40,400	—	$40,400
David E. Wallis*	$4,500	—	$4,500
Edwin A. Wenner	$46,750	$1,258	$48,008
Brenda R. H. Williams	$37,150	—	$37,150

*Resigned from the boards of directors of the Company and Journey Bank on February 13, 2024 pursuant to the terms of the Shareholder Voting Agreement dated April 17, 2023 entered into in connection with the merger of Muncy Bank Financial, Inc. with and into CCFNB Bancorp, Inc.

**Interest earned as a director under the directors’ deferred fee plans.

Deferred Compensation Agreements for Directors

The Company established a director’s deferred fee plan in 2003 which allowed a participating director to defer all or a portion of his or her director’s fees until the year following the expiration of the director’s service. Payments are then made over specified terms under these arrangements for up to a ten-year period. Each year, the director had the option of participating for that year. Interest accrues on the deferred fees at a five-year certificate of deposit rate, which was 0.90% in 2024. Two directors, Willard H. Kile, Jr. and W. Bruce McMichael, Jr. and one former director, Robert M. Brewington, Jr., participate in this program. At December 31, 2024, the accrued balance for Mr. Brewington was $110,587; for Mr. Kile was $143,886; and for Mr. McMichael was $68,840. The amount of interest earned and accrued in 2024 for Mr. Kile was $1,289; for Mr. McMichael was $617. The amount of interest earned by Mr. Brewington, while still a director, was $136. The amounts earned are reported in the Directors’ Compensation table above.

On January 1, 2009, a new director’s deferred fee plan was established. Interest is to accrue on deferred fees under this plan at a five-year certificate of deposit rate, which was 1.54% in 2024. Three directors, Willard H. Kile, Jr., Edwin A. Wenner, Brian D. Klingerman and two former directors Robert M. Brewington, Jr., and Joanne I. Keenan, have elected to participate in this program. At December 31, 2024, the accrued balance for Mr. Brewington was $162,141; for Mr. Kile was $430,842; for Ms. Keenan was $46,918; for Mr. Wenner was $78,749; and for Mr. Klingerman was $5,800. The amount of interest earned and accrued in 2024 for Mr. Kile was $6,478; for Mr. Wenner was $1,258; and for Mr. Klingerman was $93. The amount of interest earned by Mr. Brewington and Ms. Keenan, while still directors, was $433 and $140, respectively. The amounts earned are reported in the Directors’ Compensation table above.

Executive Compensation

This section discusses the material components of the executive compensation program for the Company’s named executive officers as shown in the “Summary Compensation Table” below. As a “smaller reporting company,” the Company is not required to include a Compensation Discussion and Analysis and has elected to comply with the scaled disclosure requirements applicable to smaller reporting companies.

Journey Bank’s Executive Committee reviews human resources matters, and discusses and reviews evaluations of and compensation for all management positions within the bank. The members of the Executive Committee are: Bonnie M. Tompkins, Chair; Robert W. Dillon; Willard H. Kile, Jr.; Brian D. Klingerman; Stephen M. Tasselli; and Edwin A. Wenner.

Because all of the independent directors deem executive compensation to be very important to the overall development and performance of the Corporation, they act as the Committee on Executive Compensation and are solely responsible for compensation decisions involving Messrs. Diehl and Glunk. Neither Mr. Diehl nor Mr. Glunk participates in discussions and decisions regarding his own or the other’s individual performance and compensation, but each of them participates in discussions and decisions regarding Mr. Arnold’s performance and compensation.

The independent directors, acting as the Committee on Executive Compensation, met one time in 2024 to discuss the performance of the named executive officers and to compare Mr. Diehl’s and Mr. Glunk’s performance with the board’s goals and objectives. Executive salaries were compared with independent compensation analyses provided by Herbein HR Consulting. These analyses compiled compensation data from over 10 peer financial institutions spanning various asset sizes and predominately in the Pennsylvania geographic area.

Annual compensation for senior executives includes salary, bonus and Journey Bank’s contribution to the executive’s 401(k) profit sharing account. This is similar to the compensation programs for many of our peer group banking companies.

The independent members of the board of directors determined that the salaries and annual bonuses paid to the named executive officers in 2024 was appropriate in consideration of the substantial contributions they made toward the performance of the Company in 2024.

Summary Compensation Table

The following table sets forth information concerning the compensation of the Company’s named executive officers for the years ended December 31, 2024 and 2023.

Name and principal position	Year	Salary ($)	Bonus($)	Stock Awards ($)	Option Awards($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Lance O. Diehl, President and Chief Executive Officer	2024	$390,000	$119,500	—	—	—	$126,115	$26,304	$661,919
	2023	$350,711	$230,818	—	—	—	$159,736	$20,276	$761,541
Robert J. Glunk, Executive Chairman	2024	$390,000	$119,500	—	—	—	$97,463	$26,269	$633,232
	2023	$43,269	$475,000	—	—	—	$22,491	$5,682	$546,442
Jeffrey T. Arnold, Executive Vice President and Treasurer	2024	$215,285	$85,764	—	—	—	$52,590	$21,052	$374,691
	2023	$196,707	$92,306	—	—	—	$50,350	$14,266	$353,629

(a)Reported amount for 2023 includes $375,000 signing bonus under Mr. Glunk’s Employment Agreement dated April 17, 2023 with CCFNB Bancorp, Inc. and First Columbia Bank & Trust Co., that became effective on the effective date of the merger of Muncy Bank Financial, Inc. with CCFNB Bancorp, Inc. on November 11, 2023. The signing bonus was paid in consideration for Mr. Glunk’s waiver of the right to accelerate the accrual of retirement payments under his supplemental executive retirement plan (SERP) that otherwise would have been triggered by the merger. Mr. Glunk also received an additional $100,000 bonus in recognition of his contributions toward the completion of the merger.

(b)Includes bonus of 5% of salary paid to all Company employees.

All Other Compensation

Name	Year	401(k) match ($)	Imputed Income Life Insurance ($)	Country Club Dues ($)	Personal Use company car ($)	Other Compensation	Total ($)
Lance O. Diehl	2024	$20,700	$2,536	$—	$3,068	$—	$26,304
	2023	$13,200	$2,484	$—	$4,592	$—	$20,276
Robert J. Glunk	2024	$20,700	$1,230	$—	$4,339	$—	$26,269
	2023	$577	$1,111	$—	$3,994	$—	$5,682
Jeffrey T. Arnold	2024	$18,072	$2,830	$—	$—	$150	$21,052
	2023	$11,561	$2,705	$—	$—	$—	$14,266

Split Dollar Life Insurance Plan

Pursuant to the Company’s split dollar life insurance plan, each of the participating officers is entitled to certain life insurance coverage in connection with certain bank-owned life insurance purchased by Journey Bank. If a participating officer dies prior to a separation from service, then such officer’s designated beneficiary shall be entitled to receive the split dollar death benefit under the purchased policy. As of December 31, 2024, the split dollar death benefit for Mr. Diehl was $1,447,768, and for Mr. Arnold was $644,000. Under the split dollar life insurance plan for Mr. Glunk provided by The Muncy Bank and Trust Company and assumed by Journey Bank in connection with the merger, the benefit for Mr. Glunk in connection with his death during his employment is 350 percent of his annual base salary minus $50,000, and in connection with his death after the termination of employment, 350 percent of his last annual base salary, but not to exceed the lesser of $900,000 or the total death proceeds of the policy minus the cash surrender value of the policy.

Employment Agreements

The Company and Journey Bank have employment agreements with each of Messrs. Diehl, Glunk and Arnold, the material terms of which are described below.

The Company and Journey Bank entered into Amended and Restated Employment Agreements with Messrs. Diehl and Glunk dated February 13, 2024. The Company and Journey Bank entered into a First Amendment to Amended and Restated Employment Agreement with Mr. Diehl on December 10, 2024. The Company and the Bank entered into an Amended and Restated Employment Agreement with Mr. Arnold dated August 2, 2023.

Under their agreements, Mr. Diehl is employed as the President and Chief Executive Officer of the Company and Journey Bank, Mr. Glunk is employed as the Executive Chairman of the Company and Journey Bank, and Mr. Arnold is employed as an Executive Vice President and Treasurer of the Company and as Senior Executive Vice President for Finance and Risk Management of Journey Bank.

Mr. Diehl’s agreement provides for a term expiring March 14, 2027 and Mr. Glunk’s agreement provides for a term expiring September 13, 2027, except in each case the term will automatically renew for successive terms of one year each unless either the Company and/or Journey Bank or the executive gives written notice of nonrenewal to the other at least 90 days before a renewal date. Mr. Arnold’s agreement provides for automatic successive terms of one year each unless either the Company and/or Journey Bank or Mr. Arnold provide written notice of nonrenewal to the other at least 90 days before a renewal date, provided that the term is not to extend beyond December 31, 2032, the year in which Mr. Arnold would attain 65 years of age.

Under the February 13, 2024 agreements, Mr. Diehl and Mr. Glunk are to devote full time, attention, abilities and energies to the business of the Company and Journey Bank during term of employment, except that beginning on the first anniversary of the effective date of his agreement, Messrs. Diehl and Glunk will be permitted to fulfill duties on a part time basis of not less than four days or 32 hours per week, and beginning on the second anniversary of the effective date, on a part time basis of not less than three days or 24 hours per week. The agreements provide that during the initial part time period, Mr. Diehl’s annual base salary will be reduced to 85 percent and Mr. Glunk’s to 80 percent of the rate of his annual base salary in effect on the day immediately preceding the one year anniversary, and to 70 percent for Mr. Diehl and 60 percent for Mr. Glunk of the annualized rate of compensation on the day immediately preceding the two year anniversary. These provisions were eliminated from Mr. Diehl’s agreement pursuant to the December 10, 2024 First Amendment.

Messrs. Diehl and Glunk are provided with initial annual base salaries of $405,600. Mr. Arnold’s current annual base salary is $215,285. The agreements provide that the board of directors of Journey Bank may provide each executive with an annual bonus, vacation, participation in any stock based incentives the board of directors may grant under any stock based incentive plans the board of directors may establish (the Company does not currently have any stock based incentive plans), and participation in all Journey Bank employee benefit plans, including but not limited to pension, profit sharing, savings, life insurance, medical/health insurance, disability insurance and other health and welfare plans made available to Journey Bank’s employees generally, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements, and provided such participation does not violate any state or federal law, rule or regulation. Messrs. Diehl and Glunk are each also provided with use of an automobile for which Journey Bank will be responsible for the costs of operation and maintenance, insurance, registration, fuel and oil.

Following a change in control of the Company or Journey Bank, if Mr. Diehl’s or Mr. Glunk’s employment is involuntarily terminated other than for cause, disability or death, or if either executive terminates his employment for good reason, in either case within two years of the date of the change in control, the executive will be entitled to receive a payment equal to 2.99 times the sum of his highest annual base salary and the highest cash bonus paid to him in the prior three calendar years, and shall also be entitled to continue to participate in all employee benefits for a period of 36 months, or if he is not permitted to participate in the plans, the Company will procure for him and pay for health, life, medical and disability plans and benefits that are substantially equivalent. Under Mr. Arnold’s agreement, his change in control benefit would be two times the sum of his then current annual base salary and the highest cash bonus paid to him in one of the three most recent calendar years, and he would be entitled to participate in all employee benefit plans for a period of 24 months.

If an executive’s employment is involuntarily terminated other than for cause or if he terminates for good reason and there has been no change in control, all three executives will be entitled to an amount equal to two times annual base salary and entitled to participate in all employee benefits for a period of 24 months.

Pursuant to the terms of their agreements, Messrs. Diehl and Glunk have agreed not to solicit the employees or customers of the Company and its affiliates or to compete with the Company or its affiliates for 24 months after the termination of employment for any reason, and Mr. Arnold for 12 months.

Mr. Diehl’s and Mr. Glunk’s agreements further provide that if at any time during the term of their employment their participation in any Company health or medical plan is barred by its terms and conditions or by applicable law, or if his employment is terminated upon the termination of his employment period on March 14, 2027 in the case of Mr. Diehl, or September 13, 2027 in the case of Mr. Glunk, or if either executive terminates his employment without good reason at any time after he has attained 60 years of age and is not otherwise employed on a basis where he would be eligible to receive health and medical benefits under such employer’s plans, Journey Bank will, upon notice from the executive, obtain and pay for a period of up to 10 years for Mr. Diehl and to September 13, 2029 for Mr. Glunk, individual insurance plans, policies or programs which would provide to the executive and his spouse health and medical insurance coverage which is substantially identical to the insurance coverage to which he otherwise would be entitled as an employee, and also will pay to the executive an annual gross up payment with respect to each year at the highest marginal rate. If at any time Journey Bank would be required to provide such benefits to either executive in connection with an involuntary termination without cause or for good reason, with or without a change in control, and Journey Bank otherwise is providing health and medical benefits under the circumstances provided under this paragraph, then Journey Bank’s obligation to provide those benefits shall continue until the later of the 10 year period in the case of Mr. Diehl, or September 13, 2029 in the case of Mr. Glunk, or the otherwise applicable 36 or 24 month period.

Mr. Glunk, the Company and Journey Bank entered into an Employment Separation Agreement and Release dated February 11, 2025 pursuant to which the parties agreed that Mr. Glunk’s active employment as Executive Chairman would terminate on February 28, 2025. The separation agreement provides for the Company to make a lump sum payment to Mr. Glunk in the amount of $650,000 in full consideration of the termination of his employment agreement and any severance amounts thereunder. Journey Bank also agreed to commence monthly payments of Mr. Glunk’s full normal retirement benefit of $150,000 per year for 15 years in the month following his separation from service and agreed that Mr. Glunk’s beneficiary would be entitled to a benefit under his split dollar plan equal to 3.5 times his annual base salary but capped at the lesser of $900,000 or the Net Death Proceeds as defined by the Split Dollar Plan. The Company agreed to maintain in full force and effect, for the continued benefit of Mr. Glunk, from the date of his termination of employment through his attaining age 65, all employee benefit plans and programs to which he was entitled prior to the date of termination of employment, if Mr. Glunk’s continued participation is possible under the general terms and provisions of such plans and programs. If Mr. Glunk’s continued participation in any health, medical or life insurance plan or program is barred, the Company has agreed to obtain and pay for, on his behalf, individual insurance plans, policies and programs which provide to him substantially equivalent coverage to what he was entitled prior to the date of termination of employment. Mr. Glunk’s death during the period in which the health and medical insurance coverage benefit is to be provided is not to affect his spouse’s right to continuation of the benefit through the expiration of such period. The Company also has agreed to transfer to Mr. Glunk ownership of the Jeep Gladiator company car that he has been using.

The Company also agreed that Mr. Glunk would continue to serve as a director of the Company and as its Board Chairman through the completion of his existing term and, subject to applicable legal requirements and director qualification requirements contained in the Company’s bylaws or in a written policy adopted by the board of directors after November 11, 2023, to renominate Mr. Glunk to one additional full term of service as a director and to recommend his election to the Company’s shareholders. The Company agreed to pay to Mr. Glunk an annual Chairman’s fee at the rate of $75,000 per year.

Supplemental Executive Retirement Plans

Journey Bank has supplemental executive retirement plans, which we refer to as SERPs, with each of Messrs. Diehl, Glunk and Arnold, the material terms of which are described below.

The SERPs provide for certain benefit payments to the executive following his normal retirement age and continuing for 180 months. Each SERP provides for a normal retirement benefit in a specified amount and because the amount of the benefit vests over time, also provides for, or effectively provides for, early termination benefits, disability benefits, death benefits and change in control benefits. The executive will forfeit the benefits payable under a SERP to which he is a party if he violates certain restrictive covenants relating to competition with Journey Bank or the solicitation of customers of Journey Bank, or if his employment is terminated for cause. Because payments due under the SERPs vest gradually over time, the SERPs serve to encourage long employment tenure with the Company and Journey Bank.

Mr. Diehl’s SERP dated April 15, 2003, as amended, provides for a normal retirement benefit of $90,000 per year at a normal retirement age of 60. On December 10, 2024, Mr. Diehl entered into a Third Amendment to the SERP to extend the commencement date for payment of the normal retirement benefit under the SERP from the first day of the month following his reaching the normal retirement age of 60 years to the first day of the month following his reaching the age of 65 years, provided that if he would terminate his employment before December 10, 2025, payments would commence the first day of the month following his reaching age 60. In addition, if Mr. Diehl continues in Journey Bank’s employ after reaching the normal retirement age under the SERP of 60 years, the $90,000 annual benefit under the SERP was amended to increase at an annual rate of 3.50% until the earlier of the termination of employment or his reaching age 65, in which case the annual benefit will be $106,892. Mr. Diehl’s SERP dated March 15, 2022, as amended, provides for a normal retirement benefit of $60,000 per year at a normal retirement age of 65.

Mr. Glunk’s SERP dated May 17, 2016, as amended, provided for a normal retirement benefit of $150,000 per year at a normal retirement age of 63. Pursuant to his separation agreement, the Company agreed that Mr. Glunk will be entitled to the normal retirement benefit under his SERP even though he will not have reached normal retirement age at the time of his separation from service as of February 28, 2025.

Mr. Arnold’s SERP dated December 15, 2010, as amended, provides for a normal retirement benefit of $90,000 per year at a normal retirement age of 65.

Pay Versus Performance

Pay Versus Performance Table

Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO	Average Summary Compensation Table Total for Non-PEO Named Executive Officers	Value of Initial Fixed $100 Investment Based on Total Shareholder Return	Net Income (In Thousands)
2024	$661,919	$661,919	$503,962	$90.20	$19,023
2023	$761,541	$761,541	$450,036	$74.55	$3,387
2022	$597,462	$597,462	$367,653	$95.24	$9,514

Compensation Actually Paid vs. Net Income
CAP
Net Income
$800,000
$700,000
$600,000
$500,000
$400,000
$300,000
$200,000
$100,000
$-
$20,000,000
$18,000,000
$16,000,000
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$-
$597,462
$367,653
$9,514,000
$761,541
$450,036
$3,387,000
$661,919
$503,962
$19,023,000
2022
2023
2024
Compensation Actually Paid to PEO
Average Compensation Paid to Non-PEO Named Executive Officers
Muncy Columbia Financial Corporation Net Income

Share Ownership of Directors, Nominees, Named Executive Officers and Certain Beneficial Owners

The Company does not know of any person who owns 5% or more of the outstanding shares of the Company’s common stock.

The following table provides information as of February 14, 2025 with respect to each of the Company’s directors, nominees and each of the Company’s named executive officers and all of the named executive officers and directors and nominees as a group. The Company has determined beneficial ownership by applying the regulations of the Securities and Exchange Commission (the “SEC”), which state that a person may be credited with the ownership of common stock (i) owned by or for the person’s spouse, minor children or any other relative sharing the person’s home; (ii) over which the person shares voting power, which includes the power to vote or to direct the voting of the stock; and (iii) over which the person has investment power, which includes the power to dispose or direct the disposition of the stock. Pursuant to SEC regulations, the number of shares of common stock deemed outstanding includes shares issuable pursuant to options held by the respective person or group that are currently exercisable or may be exercised within 60 days of February 14, 2025.

Directors Name	Total Number of Shares[1]		Percent of Ownership[2]
Todd M. Arthur	25,715	[3]	—
Lance O. Diehl	20,316	[4]	—
Robert W. Dillon	14,550		—
Robert J. Glunk	27,315	[5]	—
Robert P. Hager	27,147		—
Willard H. Kile, Jr.	68,993		1.95%
Brian D. Klingerman	8,978		—
J. Howard Langdon	9,871	[6]	—
W. Bruce McMichael, Jr.	5,179	[7]	—
Robert M. Rabb	31,565	[8]	—
Steven H. Shannon	22,981		—
Stephen M. Tasselli	24,994		—
Bonnie M. Tompkins	22,502	[9]	—
Edwin A. Wenner	4,048		—
Brenda R. H. Williams	1,575		—
Jeffrey T. Arnold	2,970		—
All Directors and Named Executive Officers as a group (16 persons)	318,699		9.02%

1Whole number of shares.

2Less than 1.00% unless otherwise stated.

3Includes 1,432 shares held individually by Mr. Arthur’s spouse.

4Includes 71 shares held individually by Mr. Diehl’s spouse.

5Includes 603 shares held by Mr. Glunk as custodian for the benefit of his five granddaughters.

6Includes 2,585 shares held individually by Mr. Langdon’s spouse.

7Includes 3,108 shares pledged as collateral to secure loans made to Mr. McMichael by Journey Bank.

8Includes 12,510 shares held individually by Mr. Rabb’s spouse.

9Includes 3,519 shares held individually by Ms. Tompkins’ spouse.

PROPOSAL NO. 2

RATIFICATION OF APPROVAL OF
THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The current members of the Audit Committee are: Edwin A. Wenner, Chair, Robert W. Dillon; Robert P. Hager, Willard H. Kile, Jr., W. Bruce McMichael, Jr.; Steven H. Shannon; Bonnie M. Tompkins. The Audit Committee met four (4) times in 2024. The Audit Committee operates pursuant to a charter that is available on the Company’s website at https://ir.journeybank.com/governance/governance-documents/default.aspx.

Each member of the Audit Committee meets the independence standards contained in the NASDAQ Stock Market rules. The board of directors has determined that Mr. Hager, who is a certified public accountant, qualifies as a “financial expert” within the SEC’s definition.

The Audit Committee is responsible for the selection, appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm. In connection with this responsibility, the Audit Committee monitors, evaluates and reports to the board of directors regarding the independence, qualifications and performance of the independent registered public accounting firm. The Audit Committee approves all audit engagement fees and terms associated with the retention of the independent registered public accounting firm.

The Audit Committee has selected S.R. Snodgrass P.C. to be the Company’s independent registered public accounting firm for 2025. S.R. Snodgrass P.C. has been the Company’s independent registered public accounting firm since 2014. The Audit Committee selected S.R. Snodgrass P.C. and the board of directors unanimously recommended that the shareholders ratify the Audit Committee’s selection of S.R. Snodgrass P.C.

If a majority of the votes cast by shareholders at the Annual Meeting is against ratification, the Audit Committee will reconsider its selection of S.R. Snodgrass P.C., but the Audit Committee will be under no obligation to select a new independent registered public accounting firm. If the Audit Committee would select a new independent registered public accounting firm, the board of directors will not seek shareholder ratification of the new selection.

The board of directors expects that representatives of S.R. Snodgrass, P.C. will be available during the Annual Meeting, and will have an opportunity to make a statement and respond to appropriate questions.

Audit, Audit-Related and Permitted Non-Audit Fees

In considering the nature of the services provided by the Company’s independent registered public accounting firm, the Audit Committee determined that the services are compatible with the provision of independent audit services. The Audit Committee discussed these services with representatives of S.R. Snodgrass P.C. and Company management to determine that they are permitted under SEC rules and regulations regarding auditor independence.

The following table summarizes the total fees for professional services rendered by S.R. Snodgrass P.C. to the Company for 2024 and 2023:

	Year Ending December 31,
	2024	2023
Audit Fees(1)	$232,537	$349,028
Audit-Related Fees(2)	$25,750	$25,500
Tax Service Fees	$23,607	$11,727
All Other Fees	$—	$—
	$281,894	$386,255

(1) Audit Fees include the audit of the Company’s consolidated financial statements on Form 10-K, reviews of the Company’s Quarterly Reports on Form 10-Q and, in 2023, consent procedures related to the filing of a Form S-4 registration statement with the Securities and Exchange Commission (the “SEC”) in connection with the merger with Muncy Bank Financial, Inc., and assistance with the filing of a Form S-8 registration statement with the SEC in connection with the Company’s amended and restated Employee Stock Purchase Plan.

(2) Audit-Related Fees relate primarily to audit services provided in connection with the merger with Muncy Bank Financial, Inc. in 2023 and fees associated with the audit of employee benefit plans.

Procedures for Pre-Approving Audit, Audit-Related and Permitted Non-Audit Services

The Audit Committee is responsible for pre-approving audit, audit-related and permitted non-audit services (such as tax) to be provided to the Company by its independent registered public accounting firm. The Audit Committee is given this responsibility to ensure that providing such services will not impair the independent registered public accounting firm’s independence. Pre-approval generally is provided for up to one year and any pre-approval is detailed as to the particular service or category of service and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. The Audit Committee has delegated to the committee Chair authority to pre-approve services not prohibited by law to be performed by the independent registered public accounting firm and associated fees up to a maximum for any one service of $5,000. All of the services related to Audit-Related Fees, Tax Fees and All Other Fees were approved by the Audit Committee pursuant to the pre-approval provisions set forth in applicable SEC rules and the Audit Committee’s pre-approval policy.

Report of the Audit Committee

The Company’s management is responsible for preparing the Company’s consolidated financial statements, for establishing and maintaining effective control over financial reporting, and for assessing the effectiveness of its control over financial reporting. The Company’s independent registered public accounting firm is responsible for the audit of the Company’s consolidated financial statements and the audit of the effectiveness of the Company’s control over financial reporting.

The Audit Committee’s job is one of oversight. The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements with management and with S.R. Snodgrass P.C. (“Snodgrass”), the Company’s independent registered public accounting firm for 2024. The Audit Committee has selected Snodgrass as the Company’s independent registered public accounting firm for 2025.

The Audit Committee has discussed with Snodgrass the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC.

The Audit Committee has received the written disclosures and the letter from Snodgrass required by the applicable requirements of the PCAOB regarding the Snodgrass’ communications with the Audit Committee concerning independence and has discussed Snodgrass’ independence with representatives of Snodgrass.

Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, for filing with the SEC.

The Audit Committee of the Board of Directors of Muncy Columbia Financial Corporation

Edwin A. Wenner, Chair

Robert W. Dillon

Robert P. Hager

Willard H. Kile, Jr.

W. Bruce McMichael, Jr.

Steven H. Shannon

Bonnie M. Tompkins

In accordance with SEC regulations, the Report of the Audit Committee is not incorporated by reference into any of the Company’s future filings made under the Securities Exchange Act of 1934 or the Securities Act of 1933. The report is not deemed to be soliciting material or to be considered filed with the SEC under the Exchange Act of the Securities Act.

The board of directors recommends a vote “FOR” the ratification of the Audit Committee’s selection of S.R. Snodgrass P.C. as the Company’s independent registered public accounting firm for 2025.

1. ELECTION OF FIVE CLASS 2 DIRECTORS TO SERVE FOR A THREE - YEAR TERM 2 . RATIFICATION OF THE APPOINTMENT OF S . R . SNODGRASS P . C . , CERTIFIED PUBLIC ACCOUNTANTS, CRANBERRY TOWNSHIP, PENNSYLVANIA, AS THE CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31 , 2025 . THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES LISTED IN PROPOSAL 1, AND “FOR” PROPOSAL 2. NOMINEES: Robert P. Hager Brian D. Klingerman Robert M. Rabb W. Bruce McMichael, Jr. Bonnie M. Tompkins I mportant Notice of Internet Availability of Proxy Materials for the Annual Meeting of Stockholders of MUNCY COLUMBIA FINANCIAL CORPORATION To Be Held On: April 22, 2025 at 10:30 A.M. Journey Bank Lightstreet Office Conference Room, 1199 Lightstreet Road, Bloomsburg, PA 17815 This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Notice of Annual Meeting, Proxy Statement, Proxy Card, 2024 Annual Highlights and 2024 Annual Report on Form 10 - K are available at http://www.astproxyportal.com/ast/07477/ TO REQUEST PAPER COPIES : TELEPHONE : 888 - Proxy - NA ( 888 - 776 - 9962 ) or 201 - 299 - 6210 (for international callers) E - MAIL : help@equiniti . com WEBSITE : https : //us .. astfinancial . com/OnlineProxyVoting/ProxyVoting/RequestMaterials Please make your request for a paper copy of the proxy materials as instructed above on or before April 8 , 2025 to facilitate timely delivery . There is no charge to you for requesting a paper copy . TO VOTE: ONLINE : To access your online proxy card, please visit www . voteproxy . com and follow the on - screen instructions or scan the QR code with your smartphone . You may enter your voting instructions at www . voteproxy . com up until 11 : 59 PM Eastern Time the day before the meeting date . IN PERSON: You may vote your shares in person by attending the Annual Meeting. TELEPHONE: To vote by telephone, call toll - free 1 - 800 - PROXIES (1 - 800 - 776 - 9437) in the United States or 1 - 201 - 299 - 4446 from foreign countries from any touch - tone telephone and follow the instructions. MAIL: You may request a paper proxy card by following the instructions TO REQUEST PAPER COPIES above. COMPANY NUMBER ACCOUNT NUMBER CONTROL NUMBER Please note that you cannot use this notice to vote by mail.

0 14475 MUNCY COLUMBIA FINANCIAL CORPORATION PROXY ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 22, 2025 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby constitutes and appoints Elaine M . Edwards and Bert L . Leiby and each and any of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of Muncy Columbia Financial Corporation (the “Corporation”) that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held on April 22 , 2025 at 10 : 30 a . m . and at any adjournment or postponement thereof as follows : (PLEASE DATE AND SIGN ON REVERSE SIDE) 1.1

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ANNUAL MEETING OF STOCKHOLDERS OF MUNCY COLUMBIA FINANCIAL CORPORATION April 22, 2025 PROXY VOTING INSTRUCTIONS x Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 20530000000000000100 5 042225 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES LISTED IN PROPOSAL 1, AND “FOR” PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL : The Notice of Annual Meeting, Proxy Statement, Proxy Card, 2024 Annual Highlights and 2024 Annual Report on Form 10 - K are available at http://www.astproxyportal.com/ast/07477/ 1. ELECTION OF FIVE CLASS 2 DIRECTORS TO SERVE FOR A THREE - YEAR TERM: O W. Bruce McMichael, Jr. O Bonnie M. Tompkins WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) NOMINEES: FOR ALL NOMINEES O Robert P. Hager O Brian D. Klingerman O Robert M. Rabb 2 . RATIFICATION OF THE APPOINTMENT OF S . R . SNODGRASS P . C . , CERTIFIED PUBLIC ACCOUNTANTS, CRANBERRY TOWNSHIP, PENNSYLVANIA, AS THE CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31 , 2025 . This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder . If no direction is made, this proxy will be voted FOR the election of the five Class 2 Director nominees listed in Proposal 1 and FOR Proposal 2 . The proxies are authorized to vote upon such other business as may properly come before the annual meeting and any adjournment or postponement thereof in accordance with the directions of the Board of Directors . The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders, Proxy Statement dated March 7 , 2025 , 2024 Annual Highlights and 2024 Annual Report on Form 10 - K, and hereby revoke(s) all other proxies heretofore given by the undersigned in connection with this meeting . IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING . PLEASE SIGN, DATE AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING . THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED AND MAY BE WITHDRAWN BY WRITTEN NOTICE TO THE SECRETARY OF MUNCY COLUMBIA FINANCIAL CORPORATION . FOR AGAINST ABSTAIN To change the address on your account, please check the box at right and indicate your new address in the address space above . Please note that changes to the registered name(s) on the account may not be submitted via this method . Yes, I(we) plan to attend the Annual Meeting. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. INTERNET - Access “ www . voteproxy . com ” and follow the on - screen instructions or scan the QR code with your smartphone . Have your proxy card available when you access the web page . TELEPHONE - Call toll - free 1 - 800 - PROXIES ( 1 - 800 - 776 - 9437 ) in the United States or 1 - 201 - 299 - 4446 from foreign countries from any touch - tone telephone and follow the instructions . Have your proxy card available when you call . Vote online/phone until 11 : 59 PM EST the day before the meeting . MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible . IN PERSON - You may vote your shares in person by attending the Annual Meeting . GO GREEN - e - Consent makes it easy to go paperless . With e - Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste . Enroll today via https : //equiniti . com/us/ast - access to enjoy online access .

ANNUAL MEETING OF STOCKHOLDERS OF MUNCY COLUMBIA FINANCIAL CORPORATION April 22, 2025 GO GREEN e - Consent makes it easy to go paperless . With e - Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste . Enroll today via www . astfinancial . com to enjoy online access . NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL : The Notice of Annual Meeting, Proxy Statement, Proxy Card, 2024 Annual Highlights and 2024 Annual Report on Form 10 - K are available at http://www.astproxyportal.com/ast/07477/ Please sign, date and mail your proxy card in the envelope provided as soon as possible. 1. ELECTION OF FIVE CLASS 2 DIRECTORS TO SERVE FOR A THREE - YEAR TERM: O W. Bruce McMichael, Jr. O Bonnie M. Tompkins 2 . RATIFICATION OF THE APPOINTMENT OF S . R . SNODGRASS P . C . , CERTIFIED PUBLIC ACCOUNTANTS, CRANBERRY TOWNSHIP, PENNSYLVANIA, AS THE CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31 , 2025 . This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder . If no direction is made, this proxy will be voted FOR the election of the five Class 2 Director nominees listed in Proposal 1 and FOR Proposal 2 . The proxies are authorized to vote upon such other business as may properly come before the annual meeting and any adjournment or postponement thereof in accordance with the directions of the Board of Directors . The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders, Proxy Statement dated March 7 , 2025 , 2024 Annual Highlights and 2024 Annual Report on Form 10 - K, and hereby revoke(s) all other proxies heretofore given by the undersigned in connection with this meeting . IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING . PLEASE SIGN, DATE AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING .. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED AND MAY BE WITHDRAWN BY WRITTEN NOTICE TO THE SECRETARY OF MUNCY COLUMBIA FINANCIAL CORPORATION . WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: FOR ALL NOMINEES O Robert P. Hager O Brian D. Klingerman O Robert M. Rabb x Please detach along perforated line and mail in the envelope provided. 20530000000000000100 5 042225 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES LISTED IN PROPOSAL 1, AND “FOR” PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE FOR AGAINST ABSTAIN To change the address on your account, please check the box at right and indicate your new address in the address space above . Please note that changes to the registered name(s) on the account may not be submitted via this method . Yes, I(we) plan to attend the Annual Meeting. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.